EXHIBIT 23
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Allou Health & Beauty Care, Inc.
Brentwood, New York

                  We hereby consent to the inclusion in the Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1999 of our report dated June 2, 1999 related to the consolidated financial statements and schedules of Allou Health & Beauty Care, Inc. and subsidiaries.






/S/ MAYER RISPLER & COMPANY, P.C.
Certified Public Accountants

June 29, 1999
New York, New York